Exhibit 4.2
AMENDED AND RESTATED SUPPLEMENTAL INDENTURE
AMENDED AND RESTATED SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 30, 2008, among UAG MENTOR ACQUISITION, LLC and PETER PAN MOTORS, INC. each (a “Guaranteeing Subsidiary”), subsidiaries of Penske Automotive Group, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Bank of New York Trust Company, N.A., successor to J.P. Morgan Trust Company, National Association, as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 7, 2006 providing for the issuance of 7.750% Senior Subordinated Notes due 2016 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide a Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 13 thereof, including the subordination provisions thereof.
4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary(ies), as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary(ies) under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes or any Guarantee by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and this Guarantee.

5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated as of October 30, 2008

SIGNATURES

PENSKE AUTOMOTIVE GROUP, INC.

By:	/s/ Shane M. Spradlin

	Name:	Shane M. Spradlin
	Title:	Senior Vice President, General Counsel and Secretary

GUARANTORS:

UAG MINNEAPOLIS B1, LLC
JS IMPORTS, LLC
PALM AUTO PLAZA, LLC
WEST PALM NISSAN, LLC
UAG BOSTON FMM, LLC
UAG BOSTON FMB, LLC
UAG BOSTON FML, LLC
UAG BOSTON FMR, LLC
UAG BOSTON BENTLEY, LLC
WEST PALM S1, LLC

By:	/s/ Robert O’Shaughnessy

	Name:	Robert O’Shaughnessy
	Title:	Assistant Treasurer

SCOTTSDALE 101 MANAGEMENT, LLC
SCOTTSDALE PAINT & BODY, LLC
UAG ACQUISITION 1, LLC
UAG ACQUISITION 2, LLC
UAG ACQUISITION 3, LLC
UAG ACQUISITION 4, LLC
UAG ACQUISITION 5, LLC
TAMBURRO ENTERPRISES, INC.
CLASSIC SPECIAL ADVERSTISING, INC.
CLASSIC SPECIAL, LLC
CLASSIC SPECIAL AUTOMOTIVE GP, LLC

By:	/s/ Robert O’Shaughnessy

	Name:	Robert O’Shaughnessy
	Title:	Assistant Treasurer

CLASSIC OLDSMOBILE-PONTIAC-GMC, LTD.
CLASSIC SPECIAL HYUNDAI, LTD.
HILL COUNTRY IMPORTS, LTD.

	By:	CLASSIC SPECIAL, LLC
	Its:	General Partner

		By:	/s/ Robert O’Shaughnessy

			Name:	Robert O’Shaughnessy
			Title:	Assistant Treasurer

CLASSIC SPECIAL AUTOMOTIVE, LTD.

	By:	CLASSIC SPECIAL AUTOMOTIVE GP, LLC
	Its:	General Partner

		By:	/s/ Robert O’Shaughnessy

			Name:	Robert O’Shaughnessy
			Title:	Assistant Treasurer

ADDITIONAL GUARANTORS

PAG LONG ISLAND M1, LLC
PAG LONG ISLAND A1, LLC
PAG LONG ISLAND B1, LLC
PAG LONG ISLAND L1, LLC
TURNERSVILLE AUTO OUTLET, LLC
SMART USA DISTRIBUTOR LLC
PAG NORTH SCOTTSDALE BE, LLC
PENSKE DIRECT, LLC

CYCLE HOLDINGS, LLC
PAG TURNERSVILLE AU, LLC
PAG ACQUISITION 15, LLC
PAG MICHIGAN S1, LLC
PAG AUSTIN S1, LLC
PAG CLOVIS T1, INC.
PAG ORLANDO LIMITED, INC.
PAG ORLANDO GENERAL, INC.

By:	/s/ Robert O’Shaughnessy

	Name:	Robert O’Shaughnessy
	Title:	Assistant Treasurer

PAG ORLANDO PARTNERSHIP, LTD.

	By:	PAG ORLANDO GENERAL, INC.
	Its:	General Partner

		By:	/s/ Robert O’Shaughnessy

			Name:	Robert O’Shaughnessy
			Title:	Assistant Treasurer

HBL, LLC

	By:	Penske Automotive Group, Inc.
	Its:	Sole Member

		By:	/s/ Robert O’Shaughnessy

			Name:	Robert O’Shaughnessy
			Title:	Executive Vice President-Finance

PETER PAN MOTORS, INC.

By:	/s/ Robert O’Shaughnessy

	Name:	Robert O’Shaughnessy
	Title:	Assistant Treasurer

UAG MENTOR ACQUISITION, LLC

	By:	Penske Automotive Group, Inc.
	Its:	Sole Member

		By:	/s/ Robert O’Shaughnessy

			Title:	Executive Vice President-Finance

THE BANK OF NEW YORK TRUST COMPANY, AS TRUSTEE

By:	/s/ Dan Donovan

	Name:	Dan Donovan
	Title:	Vice President

GUARANTEE
For value received, each Guarantor, noted below (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of January 31, 2006 (the “Indenture”) among Penske Automotive Group, Inc., (the “Company”), the Guarantors party thereto and The Bank of New York Trust Company, NA, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium and Additional Interest, if any, and interest (including Contingent Interest, if any) on the 7.750% Senior Subordinated Notes due 2016 (the “Notes”) whether at the Final Maturity Date, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, or a senior subordinated basis, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Final Maturity Date, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 13 of the Indenture, including the circumstances under which such obligations may be released and the terms by which such obligations are subordinated to Senior Guarantor Indebtedness, and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose. This Guarantee may be released in accordance with the Indenture without any further act by any Holder.
Notwithstanding the foregoing, this guarantee shall be automatically and unconditionally released and discharged upon (1) any sale, exchange or transfer to any person not an affiliate of the Company, of all of the capital stock in, or all or substantially all the assets of, such Guarantor, which transaction is in compliance with the terms of the Indenture and pursuant to which transaction such Guarantor is released from all guarantees, if any, by it of other Indebtedness of the Company or any of its subsidiaries, (2) the release by the holders of the Indebtedness of the Company of their guarantee by such Guarantor (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as (A) no other Indebtedness of the Company has been guaranteed by such Guarantor, or (B) the holders of all such other Indebtedness which is guaranteed by such Guarantor also release their guarantee by such Guarantor (including any deemed release upon payment in full of all obligations under such Indebtedness) or (3) such Guarantor ceasing to be a wholly owned subsidiary of the Company.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

PETER PAN MOTORS, INC.

By:	/s/ Robert O’Shaughnessy

	Name:	Robert O’Shaughnessy
	Title:	Assistant Treasurer

UAG MENTOR ACQUISITION, LLC

By: Penske Automotive Group, Inc. Its: Sole Member

By:	/s/ Robert O’Shaughnessy

	Title:	Executive Vice President-Finance